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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT

     American Graphics, Inc., incorporated under the laws of Georgia;

     Cadmus Direct Marketing, Inc., incorporated under the laws of North
     Carolina;

     Cadmus Financial Distribution, Inc., incorporated under the laws of Virginia;

     Cadmus Interactive, Inc., incorporated under the laws of Georgia;

     Cadmus International Holdings, Inc., incorporated under the laws of Virginia;

     Cadmus Investment Corporation, incorporated under the laws of Delaware;

     Cadmus Journal Services, Inc., incorporated under the laws of Virginia;

     Cadmus Marketing Group, Inc., incorporated under the laws of Virginia;

     Cadmus Marketing, Inc., incorporated under the laws of Virginia;

     Cadmus/O'Keefe Marketing, Inc., incorporated under the laws of Virginia;

     Cadmus Printing Group, Inc. incorporated under the laws of Virginia;

     Cadmus Publishing Holding Corporation, incorporated under the laws of Delaware;

     Cadmus Receivables Corporation, incorporated under the laws of Virginia;

     Cadmus Technology Solutions, Inc., incorporated under the laws of Virginia;

     Cadmus UK, Inc., incorporated under the laws of Virginia;

     CDMS Management Corporation, incorporated under the laws of Delaware;

     Dynamic Diagrams, Inc., incorporated under the laws of Rhode Island;

     Dynamic Diagrams, Inc., incorporated under the laws of Delaware;

     Expert Graphics, Inc., incorporated under the laws of Virginia;

     Garamond/Pridemark Press, Inc., incorporated under the laws of Maryland;

     Mack Printing Company, incorporated under the laws of Pennsylvania;

     Mack Printing Group, Inc., incorporated under the laws of Delaware;

     Port City Press, Inc., incorporated under the laws of Maryland;

     Science Craftsman Incorporated, incorporated under the laws of New York;

     Three Score, Inc., incorporated under the laws of Georgia;

     Vaughan Printers, Incorporated, incorporated under the laws of Florida;

     VSUB Holding Company, incorporated under the laws of Virginia;

     Washburn Graphics, Inc., incorporated under the laws of North Carolina;

     Washburn of New York, Inc., incorporated under the laws of New York